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                                                                    EXHIBIT 23.1


We have issued our reports dated March 1, 2000, accompanying the financial statements and schedule of Nassau Broadcasting Partners, L.P. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton
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Grant Thornton LLP
Edison, NJ
May 8, 2000